EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of the Issuer and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agrees that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 21st day of November, 2011.

PCV Belge SCS
By:	PCV Belge GP SPRL
Its General Partner

By:	/s/ Geoffrey Henry
Name: Geoffrey Henry
Title: Director

By:	/s/ Joanna Childs
Name: Joanna Childs
Title: Funds Admin Manager

PCV Belge GP SPRL
By:	/s/ Geoffrey Henry
Name: Geoffrey Henry
Title: Director

By:	/s/ Joanna Childs
Name: Joanna Childs
Title: Funds Admin Manager

PCV Lux SCA
By:	PCV LUX GP S.à.r.l.
Its General Partner

By:	/s/ Geoffrey Henry
Name: Geoffrey Henry
Title: Director

By:	/s/ Isabelle Probstel
Name: Isabelle Probstel
Title: Director

PCV Lux GP S.à.r.l.
By:	/s/ Geoffrey Henry
Name: Geoffrey Henry
Title: Director

By:	/s/ Isabelle Probstel
Name: Isabelle Probstel
Title: Director

PCV Guernsey Co Ltd
By:	/s/ Andrew Guille
Name: Andrew Guille
Title: Director

Apax US VII, L.P.
By:	Apax US VII GP, L.P.
Its General Partner

By:	/s/ John Megrue
Name: John Megrue
Title: Chief Executive Officer

Apax US VII GP, L.P.
By:	Apax US VII GP, Ltd.
Its General Partner

By:	/s/ John Megrue
Name: John Megrue
Title: Chief Executive Officer

AApax US VII GP, Ltd.
By:	/s/ John Megrue
Name: John Megrue
Title: Chief Executive Officer

Apax Europe V GP L.P.
By:	Apax Europe V GP Co. Limited
Its General Partner

By:	/s/ Andrew Guille
Name: Andrew Guille
Title: Director

By:	/s/ Denise Fallaize
Name: Denise Fallaize
Title: Director

Apax Europe V GP Co. Limited
By:	/s/ Andrew Guille
Name: Andrew Guille
Title: Director

By:	/s/ Denise Fallaize
Name: Denise Fallaize
Title: Director

Apax Europe V

Apax Europe V-A, L.P.
Apax Europe V-B, L.P.

Apax Europe V-C, GmbH & Co. KG
Apax Europe V-D, L.P.
Apax Europe V-E, L.P
Apax Europe V-F, C.V.
Apax Europe V-G, C.V.
Apax Europe V-1, L.P.
Apax Europe V-2, L.P.

For and on behalf of Apax Partners Europe Managers Limited as Manager

By:	/s/ Ian Jones
Name: Ian Jones
Title: Director

By:	/s/ Steve Hare
Name: Steve Hare
Title: Authorized Signatory

Apax Partners Europe Managers Ltd.

By:	/s/ Ian Jones
Name: Ian Jones
Title: Director

By:	/s/ Steve Hare
Name: Steve Hare
Title: Authorized Signatory

School S.à.r.l.

By:	/s/ Isabelle Probstel
Name: Isabelle Probstel
Title: Class B Manager

By:	/s/ Geoffrey Henry
Name: Geoffrey Henry
Title: Class A Manager

John F. Megrue

By:	/s/ John F. Megrue
Name: John F. Megrue

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